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                                                                    EXHIBIT 99.1

(GEN-PROBE LOGO)

CONTACTS:

Gen-Probe Incorporated                   Euro RSCG Life NRP
Anne Simmons                             Tom Baker
Investor Relations Department            Media Relations
Tel: 858-410-8904                        Tel: 858-587-5673
annes@gen-probe.com                      tom.baker@eurorscg.com

FOR IMMEDIATE RELEASE

                       GEN-PROBE ANNOUNCES ACQUISITION OF
                       MOLECULAR LIGHT TECHNOLOGY LIMITED

San Diego, CA, August 8, 2003 - Gen-Probe Incorporated (Nasdaq: GPRO) announced today that it paid approximately $7.2 million dollars in cash for 65.6% of the outstanding shares of Molecular Light Technology Limited ("MLT") giving it a total ownership of 82.6% when added to the 17% previously held by Gen-Probe. The acquisition values MLT at $11 million. Gen-Probe has the option to, and in certain circumstances may be required to, acquire the remaining 17.5% over the next five years.

MLT is a UK-based biotechnology company from which Gen-Probe licenses the chemiluminescent technology it uses in its Hybridization Protection Assay ("HPA"). Gen-Probe is the exclusive licensee of the MLT technology for disease testing using nucleic acid hybridization. Royalties of approximately $13 million would have been due MLT from Gen-Probe for the period through 2007 pursuant to the license. MLT also receives significant third party net royalties pursuant to licenses of the technology in fields other than nucleic acid testing. The value of the royalty stream, together with MLT's other assets, makes the acquisition moderately accretive to Gen-Probe. No goodwill will be recorded in this transaction.

In addition to the favorable financial terms of the acquisition, Gen-Probe has identified the industrial testing market as a potential growth area for its DNA probe tests. MLT and its principals, who will remain with MLT, have extensive expertise using Gen-Probe's technologies for industrial testing applications.

Hank Nordhoff, chairman, president and chief executive officer of Gen-Probe commented, "While the MLT acquisition is justifiable purely on a financial basis, we think that it can provide additional value to Gen-Probe by accelerating the application of our advanced technologies in important new market areas. We believe there is a viable market for Gen-Probe's products in several large industrial testing markets and we have previously stated our intention to expand internationally. MLT gives us a base in Europe and opens the door to these industrial testing markets."

Managing Director of MLT, Dr. Stuart Woodhead noted, "MLT has enjoyed a long and productive relationship with Gen-Probe. This acquisition provides us with a great opportunity to extend our activities in the expanding field of industrial diagnostics. We are very excited to be part of this successful operation."


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ABOUT GEN-PROBE INCORPORATED

Gen-Probe Incorporated, founded in 1983, is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid testing (NAT) products used for the clinical diagnosis of human diseases and for screening donated human blood. Using its patented NAT technology, Gen-Probe has received FDA approvals or clearances for more than 50 products that detect a wide variety of infectious microorganisms, including those causing sexually transmitted diseases, tuberculosis, strep throat, pneumonia and fungal infections. Additionally, the Company developed and manufactures the first FDA-approved blood screening assay for the simultaneous detection of HIV-1 and HCV, which is marketed by Chiron Corporation as the Procleix(R) System. Gen-Probe has 20 years of nucleic acid detection research and product development experience, and its products are used daily in clinical laboratories and blood collection centers throughout the world. Gen-Probe is headquartered in San Diego, California and has approximately 700 employees. Additional information about the Company can be found on the Internet at www.gen-probe.com.

ABOUT MOLECULAR LIGHT TECHNOLOGY LIMITED

MLT, founded in 1989, is a privately held English biotechnology company that has developed the acridium ester ("AE") detection technology that forms the basis of Gen-Probe's chemiluminescent Hybridization Protection Assay ("HPA") detection technology. The AE technology was invented by Drs. Stuart Woodhead and Ian Weeks while employed at the University of Wales College of Medicine ("UWCM") in the early 1980s. In 1989, Drs. Woodhead and Weeks obtained an exclusive license to the AE technology from the UWCM and founded MLT to develop the AE technology for the clinical diagnostic market. In the last four years, MLT has developed novel tests for the identification and monitoring of environmental pollutants through the quantification of changes in specific gene activity induced by such pollutants. These high sensitivity tests incorporate Gen-Probe's HPA technology. MLT aims to develop a range of tests for toxicological applications built around this user-friendly technology. Based in Cardiff, Wales, MLT has 30 employees.

Any statements in this press release about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including those relating to our expansion intentions, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." For example, statements concerning market opportunity, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from those contained in the forward-looking statements include but are not limited to: (i) the possibility that our international expansion plans may not be realized, (ii) the possibility that the market for the sale of any new products, such as industrial testing products, may not develop as expected,
(iii) the enhancement of existing products and the development of new products may not proceed as planned, (iv) we may not be able to attract and retain key employees, (v) we may not be able to compete effectively, (vi) we may not be able to maintain our current corporate collaborations and enter into new corporate collaborations, (vii) we may not be able to complete development of our TIGRIS instrument, (viii) we

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are dependent on Chiron Corporation and other third parties for the distribution of some of our products, (ix) we are dependent on a small number of customers, contract manufacturers and single source suppliers of raw materials, (x) changes in third-party reimbursement policies regarding our products could adversely affect sales of our products, (xi) changes in government regulation affecting our diagnostic products could harm our sales and increase our development costs, and (xii) our involvement in patent and other intellectual property litigation could be expensive and could divert management's attention.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we have filed with the SEC, including our Form 10-Q for the quarter ended March 31, 2003, and all other periodic fillings made with the SEC. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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